Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-228090) and Form S-8 (Nos. 333-235748, 333-236801 and 333-217944) of Ingersoll Rand Inc. of our report dated February 29, 2020 relating to the financial statements of the Industrial Business of Ingersoll-Rand plc, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 31, 2020